UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

GOLDEN NUGGET ONLINE GAMING, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2021

Dear Fellow Stockholders:

Please join us for the Golden Nugget Online Gaming, Inc. Annual Meeting of Stockholders on June 10, 2021 at 11:00 a.m., Central Standard Time. In light of developments regarding the coronavirus (“COVID-19”) and in consideration of medical and governmental recommendations, we would like to inform you that the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online and vote your shares electronically during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/GNOG2021 and entering the control number found on your proxy card, voting instruction form or notice you previously received.

In accordance with the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet, we sent stockholders of record at the close of business on April 13, 2021 a Notice of Internet Availability of Proxy Materials on or about April 30, 2021. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting virtually, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote virtually at the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares virtually. If you do attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at or prior to the Annual Meeting.

Thank you for your continued support of Golden Nugget Online Gaming, Inc.

Sincerely,

/s/ TILMAN J. FERTITTA

TILMAN J. FERTITTA
Chairman and Chief Executive Officer

PROXY VOTING METHODS

If at the close of business on April 13, 2021 (the “Record Date”), you were a stockholder of record or held shares through a broker or nominee, you may vote your shares by proxy on the Internet, by telephone or by mail. For shares held of record or through a broker or nominee, you may also vote virtually at the Annual Meeting of Stockholders on June 10, 2021. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies or change your vote at the times and in the manners described on page 4 of the Proxy Statement.

If you are a stockholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m., Central Standard Time, on June 9, 2021 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the control number included on your Notice of Internet Availability of Proxy Materials or your proxy card.

BY TELEPHONE

•	From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•	You will need the control number included on your Notice or your proxy card.

BY MAIL

•	If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice.

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope that will be provided to you.

To vote electronically:

If you plan to attend the virtual Annual Meeting and vote electronically, you must register by going to www.virtualshareholdermeeting.com/GNOG2021. In order to gain access, stockholders of record as of the Record Date should enter the control number found on your proxy card, voting instruction form or notice you previously received. Once registered, you will receive a confirmation email that you have successfully requested to join the Annual Meeting. If your shares are held in “street name” through a broker, bank or other nominee, you should contact your broker or agent to obtain instructions on how to register for and be admitted to the Annual Meeting and vote your shares, including a signed proxy from the bank, broker or other nominee giving you the right to vote.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

GOLDEN NUGGET ONLINE GAMING, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	11 A.M. (CENTRAL STANDARD TIME); JUNE 10, 2021

PLACE	www.virtualshareholdermeeting.com/GNOG2021

In light of developments regarding the coronavirus and in consideration of medical and governmental recommendations, the Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

ITEMS OF BUSINESS	1.	To elect the director nominees listed herein.

	2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for 2021.

	3.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote electronically at the Annual Meeting if you were a stockholder of record at the close of business on April 13, 2021.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

/s/ MICHAEL HARWELL

MICHAEL HARWELL
Chief Financial Officer

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be,
on or about April 30, 2021.

Table of Contents

GOLDEN NUGGET ONLINE GAMING, INC.
1510 West Loop South
Houston, Texas 77029
Telephone: (713) 850-1010

PROXY STATEMENT
Annual Meeting of Stockholders
June 10, 2021
11:00 a.m. Central Standard Time

GENERAL INFORMATION

Why am I being provided with these materials?

We are providing this proxy statement (the “Proxy Statement”) to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Golden Nugget Online Gaming, Inc. (“GNOG” or the “Company”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 10, 2021 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. On or about April 30, 2021, we have either (1) delivered to you a Notice of Internet Availability of Proxy Materials (the “Notice”) and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

What am I voting on?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	Proposal No. 1: Election of six director nominees listed in this Proxy Statement (the “director nominee proposal”).

•	Proposal No. 2: Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2021 (the “auditor ratification proposal”).

Who is entitled to vote?

Only stockholders of record as of April 13, 2021 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 46,566,547 shares of Class A common stock and 31,494,175 shares of Class B common stock issued and outstanding. On each matter to be voted on, the holders of Class A common stock and Class B common stock will vote together. As of the Record Date, you have one vote for each share of Class A common stock and, subject to certain adjustments and limitations, ten votes for each share of Class B common stock held by you as of the record date, including shares:

•	held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”)—street name holders generally cannot vote their shares directly and instead must instruct the broker or nominee how to vote their shares; and

•	held for you by us as restricted shares (whether vested or non-vested) under our stock incentive plan.

What constitutes a quorum?

The record holders of shares of outstanding capital stock representing a majority of the voting power of all outstanding shares of capital stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. However, when a class or series of stock voting as a class is to vote on specified business, the record holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. There are currently no such matters of specified business scheduled to be voted on at the Annual Meeting.

What is a “broker non-vote” and how does it affect voting on each item?

A broker non-vote occurs if you hold your shares in street name, do not provide voting instructions to your broker on a proposal and your broker does not have discretionary authority to vote on such proposal. In such circumstances, the organization that holds your shares may generally vote on “routine” matters, but cannot vote on “non-routine” matters. Proposal No. 1 (the director nominee proposal) is considered a non-routine matter and a broker will lack the authority to vote shares at its discretion on such proposal. Proposal No. 2 (the auditor ratification proposal) is considered a routine matter and a broker will be permitted to exercise its discretion on that proposal.

How many votes are required to approve each proposal, how are votes counted and how does the Board recommend I vote?

Each share of Class A common stock and each share of Class B common stock entitles the holder of such share as of the Record Date to cast one vote and ten votes (in the case of Class B common stock, subject to certain adjustments and limitations), respectively, on the following matters submitted for a vote of the stockholders at the Annual Meeting. The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting Allowed	Impact of Abstentions and Broker Non-Votes
Proposal 1: director nominee proposal	Plurality of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.(2)	“FOR” “WITHHOLD”(3)	“FOR”	No	Votes that are withheld and broker non-votes will have no effect on the outcome of Proposal No. 1.

Proposal 2: auditor ratification proposal	Majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.	“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	Abstentions will be counted as votes “Against.” There will be no broker non-votes on Proposal No. 2.

(1)	If you simply sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the Board's recommendations.
(2)	A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
(3)	Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes, and representatives of Broadridge Financial Solutions, Inc. will act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet—You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice or your proxy card in order to vote by Internet.

•	By Telephone—You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the control number included on your Notice or your proxy card in order to vote by telephone.

•	By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. In most instances, you will be able to do this over the Internet, by telephone or by mail as indicated above.

What is the deadline for voting if I do not attend the Annual Meeting virtually?

Internet and telephone voting facilities will close at 11:59 p.m., Central Standard Time, on June 9, 2021 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received by us at the address set forth herein no later than June 9, 2021.

How can I attend and vote at the Annual Meeting?

To be admitted to the Annual Meeting, you must register by going to www.virtualshareholdermeeting.com/GNOG2021. In order to gain access, stockholders of record as of the Record Date should enter the control number found on your proxy card, voting instruction form or notice you previously received. Once registered, you will receive a confirmation email that you have successfully requested to join the Annual Meeting. If your shares are held in “street name” through a broker, bank or other nominee, you may not vote your shares at the Annual Meeting unless you obtained a signed proxy from the bank, broker or other nominee giving you the right to vote. Please contact your broker, bank or other nominee to obtain instructions on how to register for and be admitted to the Annual Meeting and vote your shares.

What does it mean if I receive more than one Notice or proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and/or revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than June 9, 2021;

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Central Standard Time, on June 9, 2021;

•	Submitting a properly signed proxy card with a later date that is received no later than June 9, 2021; or

•	Attending the Annual Meeting virtually and voting via the Internet.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy virtually during the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares. Please contact your broker, bank or other nominee to obtain instructions on how to register for and be admitted to the Annual Meeting and vote your shares. Your attendance via the Internet at the Annual Meeting will not, by itself, revoke your proxy.

Could other matters be decided at the Annual Meeting?

At the date we began printing this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Proposal No. 1—Election Of Directors

Our Fourth Amended and Restated Certificate of Incorporation provides for members of the Board to be elected on an annual basis for terms of one year. There are currently six members of the Board, all of whom have terms that expire at the Annual Meeting: Tilman J. Fertitta, Richard H. Liem, Steven L. Scheinthal, Michael S. Chadwick, G. Michael Stevens and Scott Kelly.

The Board has considered and nominated the following nominees for a one-year term expiring at the Annual Meeting in 2022 and until the election and qualification of their respective successors or until their earlier respective resignation or removal: Tilman J. Fertitta, Richard H. Liem, Steven L. Scheinthal, Michael S. Chadwick, G. Michael Stevens and Scott Kelly. Action will be taken at the Annual Meeting for the election of these six nominees.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this Proxy Statement intend to vote the proxies held by them for the election of Tilman J. Fertitta, Richard H. Liem, Steven L. Scheinthal, Michael S. Chadwick, G. Michael Stevens and Scott Kelly. If any of these six nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Nominees for Election to the Board of Directors in 2021

The following information describes the offices held, other business directorships and the class and term of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below.

Name	Age	Principal Occupation and Other Information
Tilman J. Fertitta	63

Mr. Fertitta has served as GNOG’s Chairman and Chief Executive Officer since February 14, 2019. He was previously Co-Chairman and Chief Executive Officer of Landcadia Holdings, Inc. (“Landcadia I”) from September 15, 2015 through the consummation of its business combination Waitr Holdings Inc. (“Waitr”) in November 2018, and he currently serves on the board of directors of Waitr. He has also served as Co-Chairman and Chief Executive Officer of Landcadia Holdings III, Inc. (“Landcadia III”) since August 24, 2020 and Landcadia Holdings IV, Inc. (“Landcadia IV”) since February 5, 2021. Since August 2010, Mr. Fertitta has been the sole shareholder, chairman and Chief Executive Officer of Fertitta Entertainment, Inc., which owns the NBA’s Houston Rockets, the restaurant conglomerate Landry’s and the Golden Nugget Casinos and is recognized today as a global leader in the dining, hospitality, entertainment and gaming industries. Mr. Fertitta was the sole shareholder at the time he took Landry’s public in 1993, and after 17 years as a public company, he was the sole shareholder in taking Landry’s private in 2010. Mr. Fertitta currently serves as Chairman of the Houston Children’s Charity, the Houston Police Foundation, and is currently the Chairman of the Board of Regents for the University of Houston. He is also on the Executive Committee of the Houston Livestock Show and Rodeo, one of the nation’s largest charitable organizations. He also serves on the boards of the Texas Heart Institute and the Greater Houston Partnership.

The Board considered in particular Mr. Fertitta’s extensive management background in post-business combination companies, experience as a public director and leader in the dining, hospitality, entertainment and gaming industries.

Name	Age	Principal Occupation and Other Information
Richard H. Liem	67

Mr. Liem has served as a member of the Board since the closing of the business combination (the “Business Combination”) between Landcadia Holdings II, Inc. (“Landcadia II”), which is now the Company, and Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc.)  (“GNOG LLC”) and on December 29, 2020 (the “Business Combination Closing”). Since August 2020, he has served as the Vice President and Chief Financial Officer of Landcadia III, and since February 2021, he has served as the Vice President and Chief Financial Officer of Landcadia IV. Mr. Liem’s management experience extends across the gaming and entertainment industries, having previously served as GNOG’s Vice President and Chief Financial Officer from February 14, 2019 until December 29, 2020, and as Vice President and Chief Financial Officer of Landcadia I from September 15, 2015 through the consummation of its business combination with Waitr. He currently serves in other financial leadership roles at Golden Nugget, LLC as Chief Financial Officer and Executive Vice President and, since June 11, 2004, at Landry’s Restaurants Inc. as Chief Financial Officer, Executive Vice President and Principal Accounting Officer. He joined Landry’s Restaurants, Inc. in 1999 as the Corporate Controller after serving as Vice President of Financial Operations at Carrols Corporation from 1994 to 1999. Prior to that time, Mr. Liem worked in the Audit Division of Price Waterhouse, L.L.P. from 1983 to 1994. He has several years of board and committee experience, having served as a director of Landry’s since 2009, as a board member of Golden Nugget, LLC, as a member of the compliance committee for Golden Nugget Atlantic City, LLC. He also works in other roles alongside Tilman J. Fertitta as the Executive Vice President and Chief Financial Officer of Fertitta Entertainment, Inc. Mr. Liem is a Certified Public Accountant and has been licensed in Texas since 1989.

The Board considered in particular Mr. Liem’s qualifications in business, finance and accounting, as well as to his extensive experience and leadership in the entertainment and gaming industries.

Steven L. Scheinthal	59

Mr. Scheinthal has served as a member of the Board since the Business Combination Closing. Beginning in August 2020, he has served as Vice President, General Counsel and Secretary of Landcadia III. Since February 2021, he has served as the Vice President, General Counsel and Secretary of Landcadia IV. Mr. Scheinthal was Vice President, General Counsel and Secretary of GNOG from February 14, 2019 until December 29, 2020, and of Landcadia I from September 15, 2015 through its business combination with Waitr. Since 1993, he has served as Executive Vice President and Vice President of Administration, General Counsel and Secretary at Landry’s, where he has been responsible for corporate governance and securities law compliance matters, in addition to serving on its board of directors. His board membership experience also extends to Fertitta Entertainment, Inc., and he currently serves on the board of directors of Waitr. Mr. Scheinthal devotes a substantial amount of time on behalf of all Fertitta Entertainment, Inc. companies with respect to legal, compliance and regulatory matters, including acquisitions, financings, human resources, risk, benefit and litigation management, union, lease and contract negotiation, trademark oversight and licensing. Mr. Scheinthal has been licensed to practice law in Texas since 1984, and prior to becoming involved with Fertitta Entertainment, Inc. and its subsidiaries, was a partner at the law firm Stumpf & Falgout in Houston, Texas.

The Board considered in particular Mr. Scheinthal’s extensive experience in public company legal and compliance matters, particularly within the entertainment and gaming industries.

Michael S. Chadwick	69

Mr. Chadwick has been a member of the Board since May 6, 2019. He was previously a board member of Landcadia I from May 8, 2017 through the consummation of its Waitr business combination. For over 45 years, Mr. Chadwick has arranged private and public debt and equity capital and provided financial advisory services relating to merger and acquisition activity for numerous public and privately held companies across a broad spectrum of industries. Since April 2018, Mr. Chadwick has served as Managing Director and Principal of Chadwick Capital Advisors, LLC. He was a Managing Director of Shoreline Capital Advisors, Inc. from 2011 to 2017, a Managing Director at Growth Capital Partners, LP during 2010, and from 1994 through 2009, a Senior Vice President and Managing Director of Sanders Morris Harris Group, Inc. (“SMHG”), which, at that time, was the largest investment banking firm headquartered in the Southwest. Prior to SMHG, Mr. Chadwick in 1988 co-founded Chadwick, Chambers and Associates, Inc., an investment and merchant banking boutique. Mr. Chadwick has served on numerous boards of directors, including as the chairman of the audit committee of Landry’s when it was a public company. Presently, he serves on the board of Moody-Price, LLC, as Chairman of the Board for Trophy Windows, LLC, on the board of Lone Star Industrial Materials, LLC, on the board of Landry’s, the audit and compliance committees for the Golden Nugget Atlantic City, LLC and the Board of Trustees of the Harris County Hospital District Foundation. Mr. Chadwick has also served for over 10 years as a member of the Advisory Board of BBVA, Inc.

The Board considered in particular Mr. Chadwick’s leadership in the entertainment and dining industries, as well as his extensive business and financial experience in commercial, investment and merchant banking.

Name	Age	Principal Occupation and Other Information
G. Michael Stevens	60

Mr. Stevens has been a member of the Board since May 6, 2019. He was previously a board member of Landcadia I from August 23, 2016 through the consummation of the Waitr business combination. Mr. Stevens currently serves as Managing Member of MS2 Ventures LLC, an advisory and investment firm. He also serves in director and advisory capacities in several other ventures, including as Chairman of the Board and Chief Executive Officer of Impressio, Inc., an advanced materials company, a member of the audit committee of Golden Nugget Atlantic City LLC, an advisor at Footprint International, a sustainable technology packaging firm, and Winning Capital Group LLC, a developer and licensor of state lottery games. Mr. Stevens served as Senior Vice President and Chief Marketing Officer for the New York Giants from 2006 to 2019 and Senior Vice President of Sales & Marketing for the Washington (NFL) Football Team from 2003 to 2006. Mr. Stevens’ prior experience includes former director of Remedy Analytics, Inc., former Trustee of Camp Dudley, Inc. (a non-profit) and Chairman of Dudley’s Development Committee, as well as key marketing executive roles at eBay Inc. and the National Basketball Association. He received his Bachelor of Arts from Hobart College, where he formerly served as a member of the Board of Trustees, and currently is a member of the class of 2021 Global Executive Leadership Program at the Yale School of Management.

The Board considered in particular Mr. Stevens’ sales and marketing executive leadership roles in the sports industry, as well as his experience as a strategic and innovative business advisor.

Scott Kelly	57

Mr. Kelly has been a member of the Board since May 12, 2020 and has served as a member of the Landcadia III board of directors since August 2020 and a member of the Landcadia IV board of directors since March 2021. An experienced engineer, space and naval aviator, Mr. Kelly is a former NASA astronaut, United States Naval Captain and fighter pilot. He is a United States spaceflight record holder for having logged over 15,000 hours of flight time in more than 40 different aircraft and spacecraft carriers, including by piloting the F-14 Tomcat aboard the USS Dwight D. Eisenhower aircraft carrier, the Space Shuttle Discovery to the Hubble Space telescope in 1996 and commanding the Space Shuttle Endeavor in 2007. Mr. Kelly has long-duration space flight experience, including his notable 340-day mission to the International Space Station in 2015. After retiring from the U.S. Navy in 2012 and NASA in 2016, Mr. Kelly founded Mach 25 LLC, through which he currently serves as a motivational speaker and New York Times bestselling author. Mr. Kelly has leadership experience by way of his affiliations with the Society of Experimental Test Pilots, the Association of Space Explorers, the United Nations Office for Outer Space Affairs and his appointments to the audit and compliance committees of Golden Nugget Atlantic City, LLC. He received a bachelor of Science degree in electrical engineering from the State University of New York Maritime College in 1987, a Master of Science degree in Aviation Systems from the University of Tennessee, Knoxville, in 1996.

The Board considered in particular Mr. Kelly’s unique experience in several commander and leadership roles, as well as his participation on several public company boards and committees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors and Certain Governance Matters

Our Board manages or directs the business and affairs of the Company as provided by Delaware law, and in 2020 conducted its business through meetings of the Board and the Audit Committee.

Controlled Company Exemptions and Director Independence

Under the rules of the Nasdaq Stock Market (the “Nasdaq Rules”), a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company will qualify as a “controlled company.” A controlled company is not required to comply with Nasdaq Rules that would otherwise require such companies to have: (i) a board comprised of a majority of independent directors; (ii) the compensation of its executive officers determined by a majority of independent directors; (iii) a compensation committee comprised solely of independent directors and a corresponding charter which provides for, among other items, the authority and funding to retain compensation consultants and other advisors; and (iv) an independent nominating function whereby director nominees are selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.

We are a “controlled company” within the meaning of the Nasdaq Rules because Mr. Fertitta and his affiliates, including Fertitta Entertainment, Inc., are the beneficial owners of all the outstanding shares of Class B common stock and control the voting power of our outstanding capital stock, and therefore have the power to elect a majority of the Company’s directors. As a controlled company, we rely on the exemptions under the Nasdaq Rules and consequently, do not have: (i) a board comprised by a majority of independent directors; (ii) the compensation of our executive officers determined by a majority of independent directors; (iii) a compensation committee or compensation committee charter; and (iv) an independent nominating function for director elections.

We have nevertheless determined that three of six members of our Board are “independent directors” within the meaning of the Nasdaq Rules. The Nasdaq Rules define an “independent director” generally as a person, other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

In determining director independence, our Board will consider all relevant facts and circumstances in making an independence determination. The Board’s policy is to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence, the Board will determine in its judgment whether such relationship is material. The Board undertook its annual review of director independence and, as a result of this review, affirmatively determined that each of Mr. Chadwick, Mr. Kelly and Mr. Stevens is an “independent director” within the meaning of the Nasdaq Rules.

Board Structure

Our Amended and Restated Bylaws expressly provide our Board with the ability to combine or separate the positions of Chairman of the Board and Chief Executive Officer (the “CEO”), if so elected by the Board and in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Mr. Fertitta serves as Chairman of the Board and CEO of the Company. The combined role of Chairman and CEO, in the case of the Company, means that the Chairman of the Board has longstanding experience in the entertainment and gaming industries, managing public companies and has ongoing executive responsibility for the Company. In the Board’s view, Mr. Fertitta’s Chairman role enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, as CEO, Mr. Fertitta is able to effectively communicate the Board’s view to management, thereby ensuring a common purpose and consistent leadership. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Because the composition of our Board has a strong slate of three out of six independent directors, we do not believe that it is necessary to formally designate a lead independent director, although the Board may consider appointing a lead independent director if the circumstances change.

Board Committees and Meetings

The only standing committee of the Board is the Audit Committee. Per following table summarizes the current membership of the Board’s Audit Committee.

Board Member	Audit Committee
Tilman J. Fertitta
Richard H. Liem
Steven L. Scheinthal
Michael S. Chadwick +	✓
G. Michael Stevens +	✓
Scott Kelly +	✓
Chair ✓ Member + Independent Director

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2020 (“Fiscal 2020”), the Board held four meetings and the Audit Committee held six meetings. Each director attended at least 75% of the meetings of the Board and the Audit Committee, if a member (held during the period in which he was a director and served on any such committee).

Audit Committee

Our Audit Committee currently consists of Mr. Chadwick, Mr. Stevens and Mr. Kelly, each of whom has been determined to be “independent” for purposes of Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10A-3 thereunder and the Nasdaq Rules applicable to audit committees. Mr. Chadwick currently serves as the chair of our Audit Committee. Our Board has determined that each of the members of the Audit Committee is financially literate, as determined by the Board in its business judgment and as such qualification is defined by the Nasdaq Rules. Mr. Chadwick, Mr. Stevens and Mr. Kelly are financially literate because they can read and understand fundamental financial statements, including the Company’s balance sheet, statement of operations and cash flow statement, pursuant to the requirements of the rules and regulations of the Nasdaq Stock Market (“Nasdaq”). In addition, our Board has determined that Mr. Chadwick qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K. The Board reached its conclusion as to Mr. Chadwick’s qualification based on, among other things, his extensive experience in the commercial, investment and merchant banking businesses since 1975, particularly as a corporate financial advisor, as well as his tenure as a board and audit committee member for numerous public and private companies.

The duties and responsibilities of the Audit Committee are set forth in its charter, and include the following:

•	carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•	being directly responsible for the appointment, retention, replacement and oversight of our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

•	reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

•	reviewing reports from, and material written communications between, management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls, to the extent applicable;

•	reviewing and approving any related party transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) and prior to our entering into such transaction;

•	overseeing the responsibilities, budget and staffing with respect to, and reviewing the work of our internal audit function; and

•	reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or other public dissemination in accordance with applicable rules and regulations of the SEC.

On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Board Oversight of Risk Management” below.

Our Audit Committee charter is available on the Corporate Governance page of our Investor Relations website at https://www.gnoginc.com. Information appearing on our website is not incorporated by reference into this Proxy Statement.

Board Oversight of Compensation

As a “controlled company” as defined under the Nasdaq Rules, the Company is not required to have a compensation committee or a compensation committee charter providing for, among other things, the authority and funding to retain compensation consultants or other advisors. Pursuant to our Amended and Restated Bylaws, our Board has the authority to fix the compensation of directors, including for directors’ service on a committee of the Board. In this capacity, our Board:

•	develops guidelines for and determines the compensation of our executive officers (in the case of our Chairman and CEO, without him present);

•	reviews recommendations from the CEO with respect to compensation for the other executive officers, including benefits and perquisites, incentive compensation plans and equity-based plans for recommendation to the Board;

•	oversees risks relating to the Company’s compensation policies, practices and procedures;

•	reviews director compensation levels and practices, and determines, from time to time, changes in such compensation levels and practices; and

•	administers the Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan (the “Incentive Plan”), oversees compliance with the requirements under the Nasdaq Rules that stockholders of the Company approve equity incentive plans (with limited exceptions under such standards), and approves grants of equity and equity-based awards.

Our Board receives input and recommendations from the CEO, but is not bound by such recommendations. These are generally based on each executive officer’s individual performance, a review of each executive officer’s job responsibilities, seniority and expected contributions and the competitive market for such executives. Neither the Board nor management engaged a compensation consultant for compensation related to Fiscal 2020.

Board Oversight of Risk Management

Our CEO and other executive officers are responsible for day-to-day risk management of the Company. Our Board oversees management’s activities through the full Board, including with respect to general business and market risk management. To identify and manage risk, the Board receives various reports and presentations regarding risk management as well as any other information furnished by management upon the Board’s request. In addition, the Board administers risk oversight functions through the Audit Committee. The Audit Committee primarily addresses those risks that fall within its area of responsibility, including the oversight of the quality and objectivity of the financial statements and the independent registered public accounting firm, accounting and financial controls.

Our executive officers regularly report to the non-employee directors and the Audit Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. Internal audit reports directly to the Audit Committee. With respect to non-financial risk management, including cybersecurity and data breaches, legal compliance, privacy and enterprise risk, our Board and the Audit Committee receive updates from the appropriate executives on the primary risks facing the Company and the measures the Company is taking to mitigate such risks. The allocation of risk oversight responsibility may change from time to time as we continue to evaluate the evolving needs of our Company.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, who are all independent directors, are regularly scheduled throughout the year in line with Nasdaq Rules. At these meetings, a director designated by the non-management directors in attendance presides over such session.

Code of Conduct

We maintain a Code of Conduct that is applicable to all of our directors, officers and employees, including our Chairman and Chief Executive Officer, Chief Financial Officer and other senior financial officers. The Code of Conduct sets forth standards of ethical business conduct, including conflicts of interest, compliance with applicable laws, rules and regulations, timely and truthful disclosure, protection and proper use of our assets and reporting mechanisms for illegal or unethical behavior. This Code of Conduct also satisfies the requirements for a code of ethics as defined by Item 406 of Regulation S-K promulgated by the SEC. Any waiver of any of the codes of conduct for executive officers or directors may be made only by our Board or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders on our website as required by applicable United States federal securities laws and the Nasdaq Rules. Amendments to the Code of Conduct must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website. The Code of Conduct may be found on the Corporate Governance page of our Investor Relations website at https://www.gnoginc.com/code-of-conduct.

Director Nomination Process

Our Board does not have a nominating committee or any other committee serving a similar function. The nomination of director nominees is instead overseen by our full Board. The nomination of each of the director nominees standing for election at the Annual Meeting was unanimously approved by our Board.

We believe that the current process we have in place functions to select director nominees who will be valuable members of our Board. While our Board has not adopted written guidelines on the qualifications of properly submitted candidates for election, it weighs the characteristics, experience, independence and skills of potential candidates, and, in considering candidates, assesses the size, composition and combined expertise of the current Board. When evaluating a person for nomination for election to the Board, the qualifications and skills considered by the Board include, but are not limited to the following: whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, including the applicable Nasdaq Rules; whether the person is qualified under applicable laws and regulations to serve as a director of the Company; whether the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director; the contribution that the person can make to the Board, with consideration being given to the person’s business experience, education and such other factors as the Board may consider relevant; and the character and integrity of the person. At a minimum, the Board seeks individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. Qualifications for consideration as a nominee may also vary according to the particular areas of expertise being sought as a complement to the existing Board composition. Continuing directors are evaluated by the Board in the same way, including the continuing director’s past contributions to the Board in such evaluation and other perceived needs of the Board. In addition, although the Board does not have a formal diversity policy, the Board considers diversity of viewpoints, backgrounds and experiences.

In identifying prospective director candidates, the Board may use multiple sources, including its members’ contacts and referrals from other directors, members of management, the Company’s advisors and executive search firms. The Board uses the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Board seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

When considering whether our incumbent directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business, and as such have nominated the incumbent directors for reelection at the Annual Meeting.

In particular, the Board considered the following important characteristics of our directors when reviewing our Board composition as a whole: (i) Mr. Fertitta, our Chairman and CEO, has significant leadership experience as both a director and officer of public companies, with specialized experience in managing the affairs of post-combination entities in the dining, hospitality, entertainment and gaming industries; (ii) Mr. Liem is a Certified Public Accountant in Texas, and has served in financial leadership positions in several public companies within the gaming and entertainment industries; (iii) Mr. Scheinthal has been licensed to practice law in Texas for over 35 years and has experience in private practice as well as in various corporate governance and securities law compliance roles on behalf of all Fertitta Entertainment, Inc. companies; (iv) Mr. Chadwick has over 40 years of experience in providing financial advisory services to both public and private companies, particularly with respect to commercial, investment and merchant banking, and has served on numerous boards and audit committees, including for affiliated entities of Fertitta Entertainment, Inc.; (v) Mr. Stevens has significant board experience as well as sales and marketing leadership experience in the sports industry for the New York Giants and the Washington (NFL) Football Team; and (vi) Mr. Kelly has unique leadership experience, having held several commander positions in the United States Navy and NASA, and has been a member of several boards and committees, including for affiliated companies of Fertitta Entertainment, Inc. As we are a “controlled company,” our Board also considered the importance of including a mix of both independent directors and directors previously affiliated with our controlling stockholder Fertitta Entertainment, Inc.

The Board will consider director candidates recommended by stockholders. Stockholders wishing to propose a candidate for consideration may do so by following the notification, timeliness, consent and information requirements set forth in our bylaws, as further described under “Stockholder Proposals for the 2022 Annual Meeting.” Assuming the appropriate information has been provided, the Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with the Board

Stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chair of the Audit Committee or to the non-employee or independent directors as a group, may do so by addressing such communications or concerns to the Corporate Secretary, 1510 West Loop South, Houston, Texas 77027. Such communications may be done confidentially or anonymously. Communications will be forwarded to the applicable director or directors; however, communications will not be forwarded if they are unrelated to the duties and responsibilities of the Board, such as business solicitations or advertisements, junk mail, mass mailings and spam, new product or services suggestions, product or services complaints or inquiries, resumes and other forms of job inquiries, or surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded.

Hedging and Pledging Policy

Under the Company’s Insider Trading Policy, all directors, officers and employees of the Company and its subsidiaries are prohibited from entering into hedging, monetization transactions or similar arrangements with respect to Company securities, holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Executive Officers of the Company

Set forth below is certain information regarding our current executive officers other than Mr. Fertitta, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2020.”

Name	Age	Principal Occupation and Other Information
Michael Harwell	52	Mr. Harwell has been the Chief Financial Officer since the Business Combination Closing. Since June 2020, Mr. Harwell has also served as the Controller of the online gaming division of Landry’s LLC, an entertainment, hospitality and gaming conglomerate and GNOG’s former indirect parent. Prior to joining Landry’s LLC, Mr. Harwell served as Vice President of Finance and Chief Accounting Officer of Independence Contract Drilling, Inc., a public energy services company, from 2012 to May 2020. From 2005 to 2012, Mr. Harwell served as Vice President and Corporate Controller of Landry’s. Prior to joining Landry’s in 2005, Mr. Harwell served as Vice President and Corporate Controller for Netversant Solutions, Inc., a Houston-based high-tech, start-up company, from 2000 to 2005, and held various positions with Nabors Industries, Inc., a public company, from 1994 to 2000. Mr. Harwell began his career with Ernst & Young, LLP from 1991 to 1994 and is a Certified Public Accountant.

Thomas Winter	46	Mr. Winter has been the President since the Business Combination Closing. Since 2013, Mr. Winter has served as the Senior Vice President and General Manager of the online gaming division of Landry’s LLC, an entertainment, hospitality and gaming conglomerate and the Company’s former indirect parent, a role he held between 2013 and 2020. From 2012 to 2013 Mr. Winter was a self-employed consultant with JUMP Advisory Services, where he advised e-gaming companies on strategy, business planning and operations. Prior to his consultant role, from 2008 to 2011, Mr. Winter served as Chief Operating Officer, then as Chief Executive Officer, of Betclic, a major European online sports betting and gaming operator. He was also the Chief Operating Officer of Expekt.com in 2009, a sister company of Betclic and a pioneer brand in the online gaming industry. During his tenure as the Chief Operating Officer of Betclic and Expekt, Mr. Winter was responsible for operations, overseeing acquisition and retention marketing, customer service, sportsbook trading and financial planning and analysis. As Chief Executive Officer, Mr. Winter was additionally responsible for finance, legal and human resources. Mr. Winter was a non-executive director for Metro Play, the online gaming arm of the Daily Mail Group Media, from 2012 until its sale in 2014, and as a non-executive director for Groupe Paris Turf, the leading horse racing media group in France, in 2013. Mr. Winter is currently a board observer for Superbet, one of the largest online gaming operators in Central and Eastern Europe, which he first joined as an advisory board member in 2018.

Proposal No. 2—Ratification of Independent Registered
Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the independent registered public accounting firm retained to prepare or issue an audit report of the Company’s financial statements. Following its annual evaluation of its independent registered public accounting firm, the Audit Committee considered whether there should be a rotation of such a firm and decided to appoint Marcum LLP (“Marcum”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Marcum has served as our independent registered accounting firm since 2019, and the Audit Committee and the Board believe that the continued retention of Marcum as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. The Audit Committee has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Marcum to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Marcum are not expected to be present at the Annual Meeting, and as a result, will neither have an opportunity to make a statement nor be available to respond to appropriate questions from stockholders.

The shares represented by your proxy will be voted for the ratification of the selection of Deloitte unless you specify otherwise.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Marcum for the audit of our financial statements for 2020 and 2019 and fees billed for other services rendered for those periods:

	2020	2019
Audit fees(1)	$296,175	$185,400
Audit-related fees(2)	65,405	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total:	$361,580	$185,400

(1)	Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and the reviews of our quarterly reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings, including in connection with review of registration statements and consents.

(2)	Audit-related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include due diligence related to mergers and acquisitions and consultation concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)	All Other Fees. All other fees consist of fees billed for all other services.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Marcum’s independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided to the Company by any independent registered public accounting firm prior to each engagement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE RATIFICATION OF MARCUM LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2021.

Audit Committee Report

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” During 2020, the Audit Committee fulfilled all of its responsibilities under its charter that were effective during 2020.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (the “independent auditor”) retained to prepare or issue an audit report of the Company’s financial statements. Marcum has continuously been retained to serve as our independent auditor since 2019 and, after consideration, was selected to serve as the Company’s independent auditor for the fiscal year ending December 31, 2021.

Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company for Fiscal 2020 with management and with the independent auditor. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee met with the independent auditor, with and without the Company’s management present, to discuss the overall scope and plan of the audit. In addition, the Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor its independence.

Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Michael S. Chadwick, Chair
G. Michael Stevens
Scott Kelly

Executive and Director Compensation

This section sets forth certain information required by the rules of the SEC regarding the compensation for Fiscal 2020 of the Company’s “Named Executive Officers” (defined as (i) all individuals who served as, or acted in the capacity of, the Company’s principal executive officer for Fiscal 2020 and (ii) the Company’s two most highly compensated executive officers, other than anyone who acted as the Company’s principal executive officer, who were serving as executive officers at the end of Fiscal 2020). This section also contains information on director compensation.

The Company’s Named Executive Officers for Fiscal 2020 (who are also its only current executive officers) are as follows:

Officer	Title
Tilman J. Fertitta	Chairman of the Board and CEO
Michael J. Harwell	Chief Financial Officer (“CFO”)
Thomas Winter	President

Mr. Fertitta was the Co-Chairman and CEO of the Company from its initial public offering until Business Combination Closing. Neither Mr. Fertitta nor any of the other executive officers of the Company pre-Business Combination Closing received compensation from the Company or any of its subsidiaries in the fiscal year ended December 31, 2019. At the Business Combination Closing, Messrs. Harwell and Winter were appointed to their roles and Mr. Fertitta continued in his role at the Company post-Business Combination Closing. Although Mr. Fertitta is an executive officer of and provides services to the Company, he is employed by Golden Nugget, LLC, a wholly-owned subsidiary of Fertitta Entertainment, Inc. The Company employs Messrs. Harwell and Winter, and has an employment agreement with Mr. Winter, which was entered into at the Business Combination Closing.

Summary Compensation Table

The table below sets forth the annual compensation paid to each Named Executive Officer in relation to the Company’s business in Fiscal 2020.

Name and Principal Position	Year	Salary($)		Bonus ($)		Stock Awards ($)(1)	Total ($)
Tilman J. Fertitta, Chairman and CEO	2020	-		-		-	-
Michael J. Harwell, CFO	2020	1,644	(2)	-		892,150	893,794
Thomas Winter, President	2020	3,143	(3)	2,500,000	(3)	25,490,000	27,993,143

(1)	Represents the full fair value at grant date computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The assumptions applied in determining the fair value of the awards are discussed in notes 2 and 9 to our audited consolidated financial statements for the year ended December 31, 2020. For more information on the terms of these awards, see “Narrative Disclosure to Summary Compensation Table—Messrs. Harwell and Winter—Stock Awards.”
(2)

Represents a pro-rated salary from the Business Combination Closing on December 29, 2020 until December 31, 2020, based on Mr. Harwell’s annual base salary of $200,000 and Mr. Winter’s annual base salary of $382,454.

(3)	Represents the first installment of a cash award of $7,500,000, $2,500,000 of which was paid on December 31, 2020, with the first remaining $2,500,000 installment to be paid on December 31, 2021 and the second remaining $2,500,000 installment to be paid on December 31, 2022, subject, in each case, to Mr. Winter’s continued employment through such dates. For more information, see “Narrative Disclosure to Summary Compensation Table—Mr. Winter’s Employment Agreement.”

Narrative Disclosure to Summary Compensation Table

Mr. Fertitta

Cash Compensation

Although Mr. Fertitta is an executive officer of and provides services to the Company, he is employed by Golden Nugget, LLC, a wholly-owned subsidiary of Fertitta Entertainment, Inc. Pursuant to the terms of the A&R Trademark License Agreement, GNOG LLC, a wholly-owned subsidiary of the Company, is required to pay to GNLV, LLC, a wholly-owned subsidiary of Golden Nugget, LLC, a monthly royalty equal to 3% of net gaming revenue, which approximates to 1.6% of gross gaming revenue (the “Monthly Royalty”). For more information, see “Transactions with Related Persons.” While Mr. Fertitta receives cash and other compensation from and participates in employee benefit plans sponsored by Golden Nugget, LLC, none of the Monthly Royalty is allocated as compensation expense for Mr. Fertitta’s service to the Company, and the Company and GNOG LLC do not reimburse GNLV, LLC or Golden Nugget, LLC for any such compensation expense. Accordingly, Golden Nugget, LLC has informed the Company that it cannot identify the portion of the Monthly Royalty awarded to Mr. Fertitta by Golden Nugget, LLC in Fiscal 2020 that relates solely to his services to the Company.

Stock Awards

Mr. Fertitta received no stock awards in Fiscal 2020. On April 14, 2021, Mr. Fertitta also received an award of 250,000 restricted stock units (“RSUs”) vesting in shares of Class A Common stock in three equal annual installments on each of the first three anniversaries of the grant date, subject to his continued service through each vesting date. Additionally, on the same day, Mr. Fertitta received an award of 150,000 performance-vesting RSUs (“PSUs”), vesting on each of the first three anniversaries of the grant date, subject to Mr. Fertitta’s continued service and the Class A common stock attaining a closing stock price of at least $20 for 10 trading days during a 90-day trading period prior to the end of the third anniversary of the grant date (the “Performance Condition”). If the Performance Condition is met during this three-year period, any already time-vested PSUs will vest fully on satisfaction of the Performance Condition, and any PSUs that have not yet time-vested before the achievement of the Performance Condition will vest on satisfaction of the time-vesting requirement. If the Performance Condition is not met during the above-mentioned three-year period, all of the PSUs will become forfeited on the third anniversary of the grant date. Both the RSU and PSU grant were made under the Incentive Plan. In the event of a Change of Control (as defined in the Incentive Plan), Mr. Fertitta’s unvested RSUs and PSUs will vest immediately upon the effective date of the Change of Control, provided that Mr. Fertitta continuously provides services to the Company on such date.

Messrs. Harwell and Winter

Cash Compensation

Base Salary

Base salaries are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience. For Fiscal 2020, Mr. Harwell’s annual base salary was $200,000 and Mr. Winter’s annual base salary was $382,454, each of which was pro-rated for service from the Business Combination Closing on December 29, 2020 until December 31, 2020. Mr. Winter’s annual base salary became $400,000 effective January 1, 2021, as described under “— Mr. Winter’s Employment Agreement.”

Cash Bonuses

For Fiscal 2020, Mr. Harwell did not receive a cash bonus, and Mr. Winter received a cash award of $7,500,000, payable in three installments subject to his continued employment through such dates, as described under “— Mr. Winter’s Employment Agreement.” Mr. Winter was paid the first installment of $2,500,000 on December 31, 2020, in reward for his services in completing the transactions at the Business Combination Closing.

Stock Awards

Concurrent with the Business Combination Closing, on December 29, 2020, the Company awarded Mr. Harwell 35,000 restricted stock units (“RSUs”) and Mr. Winter 1,000,000 RSUs, each under the Incentive Plan, in reward for their services in completing the transactions at the Business Combination Closing. Mr. Harwell’s RSUs vest in shares of Class A common stock in five equal annual installments on each anniversary of the grant date, and Mr. Winter’s RSUs vest in shares of Class A common stock in four equal annual installments on each anniversary of the grant date. Upon a Change in Control (as defined in the Incentive Plan), any unvested RSUs granted to Messrs. Harwell and Winter will vest immediately in full upon the effective date of the Change in Control, subject to the continued employment of Messrs. Harwell and Winter on such date.

Mr. Winter’s Employment Agreement

Thomas Winter entered into an employment agreement with the Company, effective as of the Business Combination Closing. Subject to earlier termination in accordance with the agreement, the agreement provides for a term through December 31, 2024, with an annual base salary of $400,000 (which change took effect on January 1, 2021). In accordance with and pursuant to the agreement, Mr. Winter received upon the Business Combination Closing, (i) an initial equity award of 1,000,000 RSUs (the “Initial Equity Award”) and (ii) an initial cash award of $7,500,000 (the “Initial Cash Award”) payable as follows: (a) $2,500,000 on or within five days following the Business Combination Closing, which was paid on December 31, 2020, (b) $2,500,000 on December 31, 2021, subject to continued employment with the Company, and (c) $2,500,000 on December 31, 2022, subject to continued employment with the Company. The Initial Equity Award will vest in four equal installments over a four-year service period following the date of grant, conditioned upon Mr. Winter’s continued employment (except in connection with certain terminations as summarized below).

The agreement also provides for, beginning in 2021, annual restricted stock awards in an amount equal to $600,000 under the Incentive Plan, with each such award to vest in two equal installments over a two-year service period (and subject to accelerated vesting as set forth in the agreement). Additionally, the agreement provides for, beginning in 2021, (i) an annual performance bonus opportunity equal to 175% of Mr. Winter’s base salary (but, in any event, not to exceed $700,000), based upon the attainment of certain performance metrics established by the CEO or Compensation Committee, if applicable (the “Annual Performance Bonus”) and (ii) an annual discretionary bonus in an amount up to $300,000, payable in cash or restricted stock, to be paid at the sole discretion of the CEO or the Compensation Committee, if applicable (the “Annual Discretionary Bonus”).

The performance metrics for the Annual Performance Bonus will be determined by the CEO or Compensation Committee, if applicable. If the Annual Discretionary Bonus is paid, and is paid in restricted stock, the restricted stock award will vest two years from the date of grant (or, if earlier, as of the end of the term of the agreement), conditioned upon Mr. Winter’s continued employment (except in connection with certain terminations as summarized below). Mr. Winter is eligible to participate in the benefit plans generally provided to other employees of the Company, as well as reimbursement for certain reasonable business expenses. Additionally, Mr. Winter is eligible to receive fringe benefits and perquisites consistent with the practices of the Company and governing benefit plan requirements, and to the extent the Company provides similar benefits or perquisites (or both) to similarly situated executives of the Company, including (i) a car allowance of $1,000 per month and (ii) a technology allowance of $100 per month.

Mr. Winter’s employment may be terminated by either the Company or Mr. Winter at any time and for any reason upon 30 days’ prior written notice. Mr. Winter is entitled to certain severance benefits upon a termination without Cause (as defined in the agreement) or if Mr. Winter terminates his own employment for Good Reason (as defined in the agreement). Such severance benefits are conditioned upon the effectiveness and non-revocation of a release of claims in favor of the Company and include: (1) the balance of the Initial Cash Award not yet paid; (2) any accrued by unpaid Annual Performance Bonus with respect to any completed calendar year immediately preceding the termination date; (3) 1.0 time Mr. Winter’s base salary as in effect immediately prior to the termination date; (4) a pro-rata portion of the target amount of his Annual Performance Bonus for the fiscal year in which the termination date occurs; (5) if continuation coverage is timely and properly elected, a health plan continuation coverage subsidy in the form of reimbursement for up to the 12-month period following the termination date; and (6) the acceleration and full vesting of any unvested equity awards granted to Mr. Winter will accelerate. If Mr. Winter’s employment terminates because of his death or disability (as defined in the agreement) during the term, Mr. Winter will receive: (1) the balance of the Initial Cash Award not yet paid; (2) any accrued but unpaid Annual Performance Bonus with respect to any completed calendar year immediately preceding the termination date; and (3) the acceleration and full vesting of any unvested equity awards granted to Mr. Winter.

Mr. Winter is also entitled to certain benefits upon a Change in Control (as defined in the agreement) of the Company during his employment. If the Company undergoes a Change in Control, all unvested equity awards granted to Mr. Winter will fully vest upon such Change in Control and Mr. Winter will be paid the balance of any unpaid amounts of the Initial Cash Award. Additionally, if Mr. Winter’s employment is terminated without Cause or Mr. Winter resigns his employment for Good Reason within 12 months following the Change in Control, Mr. Winter would be entitled to certain severance benefits, conditioned upon a release of claims in favor of the Company. These severance benefits include: (1) an amount equal to Mr. Winter’s base salary as in effect immediately prior to the termination date; (2) the target amount of the Annual Performance Bonus for the fiscal year in which the termination date occurs; and (3) if continuation coverage is timely and properly elected, a health plan continuation coverage subsidy in the form of reimbursement for up to the eighteen-month period following the termination date.

Mr. Winter is subject to restrictive covenants as follows: (1) a post-termination non-compete that runs through (a) if his employment is terminated during the term of the agreement, two years after termination of employment, (b) if his employment is terminated during the term of the agreement without Cause within 12 months following a Change of Control, one year after termination of employment, or (c) if Mr. Winter’s employment is terminated at the end of or following the term of the agreement, six months following such termination, subject to the Company’s option to extend the non-compete for six additional months by paying Mr. Winter his base salary plus a pro-rata portion of the target amount of his Annual Performance Bonus in equal installments over such additional six-month period; (2) confidentiality restrictions until the time period such confidential information becomes public knowledge other than due to Mr. Winter’s breach of the agreement; and (3) customer and employee non-solicitation and noninterference that runs through the 36-month period following the termination of Mr. Winter’s employment for any reason.

Change of Control and Severance Provisions

Other than as described above for Mr. Fertitta pursuant to his RSUs and PSUs, Mr. Harwell pursuant to his RSUs and Mr. Winter pursuant to his RSUs and employment agreement, the Company is not a party to any agreement or understanding with respect to payments due to any of the Named Executive Officers following a termination or change of control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Tilman J. Fertitta	—	—
Michael J. Harwell	35,000	689,500
Thomas Winter	1,000,000	19,700,000

(1)	Represents RSUs granted concurrently with the Business Combination Closing on December 29, 2020, which vest in five equal annual installments on each anniversary of the grant date.

(2)	The market value of unvested shares of RSUs is based on $19.70, the closing market price of the Company’s common stock on December 31, 2020.

Compensation of Directors

The following sets forth information regarding compensation of the Company’s directors for Fiscal 2020. For information on compensation paid to Mr. Fertitta, see the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Tilman J. Fertitta	—	—
Michael S. Chadwick	100,000	100,000
G. Michael Stevens	100,000	100,000
Scott Kelly	100,000	100,000
Richard H. Liem	—	—
Steven L. Scheinthal	—	—

The Company paid each of its independent directors $100,000 at the Business Combination Closing for services rendered as a board member of the Company prior to the completion of the transaction. No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, was or will be paid by the Company to its directors for any services rendered in order to effectuate, the consummation of the Business Combination Closing. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Beginning in 2021, each non-employee director also receives an annual cash retainer of $50,000, paid quarterly in advance, and the chair of the Audit Committee receives an additional $12,000 annual cash retainer. We provide reimbursement to all of our directors for their reasonable expenses related to their service as members of the Board and any committee thereof.

We also pay our independent directors an RSU award annually with a value of $50,000, calculated using a stock price to be determined as of the date of the Company’s annual meeting of stockholders and vesting over one year (with the 2021 award vesting on the earlier of June 30, 2021 and the Annual Meeting). Additionally, in recognition of the consulting services they provide to the Company as a newly public company using their vast relevant experience, our other non-employee directors received awards on February 2, 2021 of 150,000 RSUs, which vest in five equal annual installments on each of the first five anniversaries of the grant date, subject to their continued service through each vesting date and subject to acceleration at the determination of the CEO.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders(1)	1,035,000	n/a	3,965,000	(2)
Equity compensation plan not approved by security holders	—	—	—
Total	1,035,000	n/a	3,965,000

(1)	Reflects shares of common stock underlying outstanding awards and/or available for future issuance under the Incentive Plan.

(2)	The 2020 Plan provides for an aggregate of 5,000,000 shares of Class A common stock to be delivered; provided, however, that the total number of shares of common stock that will be reserved, and that may be issued, under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares of common stock equal to one percent (1%) of the total outstanding shares of common stock on the last day of the prior calendar year. Additionally, under the Incentive Plan, the Board may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the stipulated percentage.

Ownership of Securities

The following table and accompanying footnotes set forth information regarding the beneficial ownership of our Class A common stock and Class B common stock as of April 13, 2021 by (1) each person known to us to beneficially own more than 5% of our Class A common stock or Class B common stock, (2) each of the named executive officers and directors and (3) all of our directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As described in “Transactions with Related Persons—Related Party Transactions Related to the Business Combination,” in connection with our Business Combination, we were re-organized in an “Up-C” structure, in which substantially all of our assets and business are held indirectly by LHGN HoldCo, LLC, a Delaware limited liability company wholly-owned by us (“Landcadia Holdco”). At the Business Combination Closing, Fertitta Entertainment, Inc., through its subsidiary Landry’s Fertitta, LLC (“LF LLC”), received (i) 31,350,625 Class B membership interests (the “HoldCo Class B Units”) of Landcadia Holdco and (ii) 31,350,625 shares of our Class B common stock. LF LLC subsequently received 143,550 additional HoldCo Class B Units and the equivalent number of shares of Class B common stock in consideration of payments to be made by LF LLC under an intercompany note, as further discussed in “Transactions with Related Persons—Related Party Transactions Related to the Business Combination.” Under the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo (the “A&R HoldCo LLC Agreement”), beginning 180 days after the Business Combination Closing on December 29, 2020, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of Class B common stock) for either one share of Class A common stock or, or at the election of the Company, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of Class A common stock. The number of shares of Class A common stock listed in the table below assumes no exchange of HoldCo Class B units for Class A common stock.

As of April 13, 2021, there were 46,566,547 shares of our Class A common stock and 31,494,175 shares of our Class B common stock issued and outstanding.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares of Class A Common Stock	% of Ownership of Class A Common Stock	Number of Shares of Class B Common Stock	% of Ownership of Class B Common Stock	% of Total Voting Power**
Greater than 5% Stockholders
Jefferies Financial Group Inc.(2)	4,213,541	9.0	—	—	1.2
Named Executive Officers and Directors
Tilman J. Fertitta(3)	7,032,292	14.2	31,494,175	100	88.3
Richard H. Liem	—	—	—	—	—
Steven L. Scheinthal	—	—	—	—	—
Michael S. Chadwick(4)	1,283	*	—	—	—
G. Michael Stevens(4)	1,283	*	—	—	—
Scott Kelly(4)	1,283	*	—	—	—
Thomas Winter	—	—	—	—	—
Michael Harwell	—	—	—	—	—
All Executive Officers and Directors as a group (8 persons)	7,036,141	14.2	31,494,175	100	88.3

*	Less than 1%

**	Percentage of total voting power represents the combined voting power with respect to all shares of Class A common stock and Class B common stock, voting as a single class. Each share of Class B common stock is entitled to ten votes per share, subject to certain adjustments and limitations, and each share of Class A common stock is entitled to one vote per share.

(1)	Unless otherwise indicated, the business address of each of the entities, directors and executive officers in this table is c/o Golden Nugget Online Gaming, Inc., 1510 West Loop South, Houston, Texas 77027.

(2)	Based on a Schedule 13G/A filed on February 12, 2021, includes the following securities owned by Jefferies Financial Group Inc. and its consolidated subsidiaries: 1,271,875 shares of Class A common stock owned outright; and 2,941,666 shares of Class A common stock issuable upon the exercise of 2,941,666 private placement warrants of the Company, each of which is currently exercisable into one share of Class A Common Stock at a price of $11.50 per share and expires five years after the Business Combination Closing. The business address of Jefferies Financial Group Inc. is 520 Madison Avenue, New York, NY 10022.

(3)	The number of shares of Class A common stock includes 4,090,625 shares of Class A common stock owned outright and directly by Mr. Fertitta and 2,941,667 shares of Class A common stock underlying private placement warrants held by Mr. Fertitta. LF LLC is the record holder of the shares of Class B common stock reported herein. LF LLC is indirectly owned by Fertitta Entertainment, Inc. and Mr. Fertitta is the owner of Fertitta Entertainment, Inc. As such, Mr. Fertitta may be deemed to have beneficial ownership of the shares of Class B common stock held directly by LF LLC.

(4)	Represents shares deemed to be beneficially owned, which underlie RSUs vesting on the date of the Annual Meeting (or June 30, 2021 if moved beyond such date).

Transactions with Related Persons

Reportable Related Party Transactions

The Company (formerly known as Landcadia Holdings II, Inc., referred to as “Landcadia II”) was originally incorporated as CAPS Holdings LLC, a Delaware limited liability company on August 11, 2015 and converted into a Delaware corporation on February 4, 2019 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On May 9, 2019, Landcadia II consummated an initial public offering, after which its securities began trading on Nasdaq.

On December 29, 2020 the Company completed the acquisition of GNOG LLC, a New Jersey limited liability company and wholly-owned subsidiary of GNOG Holdings, LLC (“GNOG Holdco”). The acquisition was completed pursuant to the purchase agreement, dated June 28, 2020 (as amended on September 17, 2020 and December 20, 2020, the “Purchase Agreement”) by and among the Company, LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Landcadia HoldCo”), Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), GNOG Holdco, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC, and GNOG LLC. Following the closing of the acquisition, we changed our name from “Landcadia Holdings II, Inc.” to “Golden Nugget Online Gaming, Inc.”

The following section describes all related person transactions, required to be reported under SEC rules, to which the Company, (including as Landcadia II and as the post-Business Combination company or with respect to GNOG LLC), was or has been party since January 1, 2019.

Landcadia II’s Related Party Transactions Before the Business Combination

Purchase of Founder Shares and Private Placement Warrants

On February 14, 2019, we sold 2,975,000 shares of Landcadia II’s Class B common stock, par value $0.0001 per share (the “founder shares”) to Fertitta Entertainment, Inc., for $10,000 in the form of a subscription receivable. Fertitta Entertainment Inc. was our co-sponsor in connection with the Business Combination and is currently wholly owned by Tilman J. Fertitta, our Chairman and CEO and our controlling stockholder. On March 13, 2019, we effected a split of our founder shares, resulting in our other sponsor, Jefferies Financial Group Inc. owning 3,468,750 founder shares and Fertitta Entertainment, Inc. owning 3,718,750 founder shares. On May 6, 2019, we effected another split of the founder shares, resulting in Jefferies Financial Group Inc. owning 3,815,625 founder shares and Fertitta Entertainment, Inc. owning 4,090,625 founder shares. In addition, in connection with the Business Combination Closing, each outstanding founder share converted on a one-for-one basis into shares of Class A common stock.

Jefferies Financial Group Inc. and Fertitta Entertainment, Inc. purchased an aggregate of 5,883,333 private placement warrants for a purchase price of $1.50 per warrant ($8,825,000 in the aggregate) in a private placement that occurred simultaneously with the closing of our initial public offering (the “Private Placement”). Each private placement warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) are not transferable, assignable or salable until 30 days after the Business Combination Closing and they are non-redeemable so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. If the private placement warrants are held by someone other than the initial purchasers of the private placement warrants or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as our public warrants. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants issued in our initial public offering, except that the private placement warrants may be exercised on a cashless basis.

On June 12, 2019, Fertitta Entertainment, Inc. assigned and transferred all of the 2,941,667 private placement warrants and 4,090,625 founder shares held by it to Mr. Fertitta for the same price originally paid by Fertitta Entertainment, Inc. for such securities ($4,412,500 and $10,000, respectively).

Administrative Services Agreement

We paid a total of $10,000 per month for office spaces, utilities and secretarial and administrative support to Fertitta Entertainment, Inc. from the time of our initial public offering on May 9, 2019 until the time of the Business Combination Closing. We incurred and paid administrative services for fees of $30,000 in both the three months ended September 30, 2020 and 2019, and $90,000 and $80,000 for the nine months ended September 30, 2020 and 2019, respectively.

Initial Public Offering Underwriting Commissions and Fees

In connection with the Business Combination Closing, we paid financial and capital markets advisory fees to Jefferies LLC in the amounts of $2.5 million and $1.25 million, respectively. Jefferies LLC served as the underwriter for our initial public offering, and its indirect parent, Jefferies Financial Group Inc., served as one of the co-sponsors of our initial public offering. Jefferies LLC received an underwriting discount at the closing of the initial public offering on May 9, 2019 in the amount of $6,325,000, and received an additional fee at the Business Combination Closing in the amount of $11,068,750. The Company paid the additional fee using net proceeds from the our initial public offering and private placement transactions in connection therewith, held in a U.S.-based trust account maintained by trustee Continental Stock Transfer & Trust Company.

Insider Letter Agreement and Lock-Up Amendment

We entered into a letter agreement on May 6, 2019 in connection with our initial public offering, as amended by a lock-up amendment in connection with the Business Combination Closing (the “Letter Agreement”) with certain insiders of the Company, including our sponsors Jefferies Financial Group Inc. and Fertitta Entertainment, Inc., Mr. Fertitta and certain of our directors and officers (the “Insiders”). Pursuant to the Letter Agreement, the Insiders agreed not to transfer any shares of Class A common stock held by them until the earliest of (A) one year after the Business Combination Closing or (B) subsequent to the Business Combination Closing, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination Closing, (y) if the last sale price of the Class A common stock equaled or exceeded $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Business Combination Closing or (z) the date on which the Company completed a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the Insiders agreed not to transfer any of the private placement warrants held by them (or any shares of Class A common stock issued or issuable upon the exercise of the private placement warrants), until 30 days after the Business Combination Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of Class B common stock to be received by LF LLC pursuant to the Purchase Agreement.

GNOG Related Party Transactions Before the Business Combination

Relationship with Landry’s LLC

Currently, Mr. Fertitta, our Chairman and CEO, indirectly owns 100% of the equity interests in Landry’s LLC and GNOG. Prior to April 28, 2020, GNOG’s business was operated by Golden Nugget Atlantic City, LLC, which is also indirectly wholly-owned by Mr. Fertitta. During this time, Landry’s LLC provided support services to Golden Nugget Atlantic City, LLC online gaming division at no cost. On April 28, 2020, Golden Nugget Atlantic City, LLC conveyed its online gaming business to GNOG, and GNOG entered into a services agreement with Golden Nugget, LLC, which directly owns 100% of the equity interests in Landry’s LLC. GNOG and Golden Nugget, LLC terminated their current services agreement and entered into the Services Agreement, described below, to provide for the performance of certain services from and after the Business Combination Closing. Each of Mr. Fertitta, Mr. Scheinthal, Mr. Liem, Mr. Winter and Mr. Harwell is currently employed by Landry’s LLC. Other than being the employer of certain of GNOG’s executive officers, Landry’s LLC did not have any role in the Business Combination. Following the Business Combination Closing, Landry's LLC and/or its affiliates provide support services to GNOG, which may include the following: insurance, risk management, legal, information technology, accounting, finance, human resources, database management and construction services.

Credit Agreement and Intercompany Notes

On April 28, 2020, GNOG LLC entered into a credit agreement, guaranteed by LF LLC, comprised of a $300.0 million interest only term loan due October 2023 (the “Credit Agreement”). Proceeds received from the term loan were sent to LF LLC in exchange for the Intercompany Promissory Note in the original principal amount of $300.0 million, executed by LF LLC and payable to the order of GNOG LLC (the “Original Intercompany Note”). The Original Intercompany Note is recorded as contra-equity as a subscription receivable. LF LLC used those loan proceeds to purchase secured notes issued by Golden Nugget, LLC, which, along with the term loan and the Original Intercompany Note, bear interest at LIBOR plus 12%. In June 2020, LF LLC and GNOG LLC amended the Credit Agreement to amend certain provisions to permit GNOG Holdco and LF LLC to enter into the Purchase Agreement and consummate the transaction including, but not limited to, amendments to permit the formation of GNOG Holdco, the Business Combination and the sale by LF LLC of the equity in GNOG HoldCo.

Agreement with Danville Development

On November 18, 2020, GNOG LLC entered into a definitive agreement with Danville Development, LLC for market access to the State of Illinois. Danville Development, LLC is a joint venture between Wilmot Gaming Illinois, LLC and GN Danville, LLC, a wholly owned subsidiary of Golden Nugget, LLC and an affiliate of GNOG LLC, formed to build a new Golden Nugget-branded casino in Danville, Illinois, pending obtaining all regulatory approvals. GN Danville, LLC will own a 25% equity interest in Danville Development, LLC and has an option to purchase the other equity interests in the future at a price to be determined pursuant to definitive agreement. The definitive agreement has a term of 20 years and requires GNOG LLC to pay Danville Development, LLC a percentage of its online net gaming revenue, subject to minimum royalty payments over the term. In addition, under the definitive agreement, GNOG LLC holds the exclusive right to offer online sports wagering and, if permitted by law in the future, online casino wagering. GNOG LLC has committed to cause to be provided a mezzanine loan in the amount of $30 million to Danville Development, LLC, which will indirectly benefit GN Danville, LLC, for the development and construction of the casino.

Related Party Transactions Related to the Business Combination

Purchase Agreement

Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, Fertitta Entertainment, Inc., through LF LLC, one of its subsidiaries, received (i) 31,350,625 HoldCo Class B Units, (ii) 31,350,625 shares of our Class B common stock, which entitles the holder to ten votes per share, subject to certain limitations, (iii) cash consideration in an amount of $30.0 million and (iv) the repayment of $150.0 million of the outstanding $300.0 million interest only term loan that was entered into on April 28, 2020, together with a related $24.0 million prepayment premium. Prior to the Business Combination Closing, we converted into a limited liability company by merging with and into GNOG LLC, with GNOG LLC surviving as a direct, wholly-owned subsidiary of GNOG HoldCo. At the Business Combination Closing, we were re-organized in an “Up-C” structure by which substantially all of our assets and the business are held indirectly by Landcadia HoldCo, and our only direct assets consist of Class A membership interests of Landcadia HoldCo. Our business continues to operate through GNOG LLC. In connection with the Business Combination, we entered into ancillary agreements contemplated by the Purchaser Agreement, some of which we deemed to be related party transactions. The principal terms of these ancillary agreements are described below.

A&R Registration Rights Agreement

In connection with the Business Combination Closing, we entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with the co-sponsors of our initial public offering, Jefferies Financial Group Inc. and Fertitta Entertainment, Inc., as well as Mr. Fertitta and certain of his affiliates. This superseded the existing registration rights agreement with holders of the founder shares, private placement warrants, shares of Company Class A common stock issuable upon conversion of the founder shares, private placement warrants or working capital loans. The A&R Registration Rights Agreement provides that such parties, who are holders the founder shares or private placement warrants (and the shares of Class A common stock issuable upon conversion of the founder shares or private placement warrants) and holders of Class A common stock issuable pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement are entitled to registration rights. The holders may also make up to three demands (excluding short form registration demands) that we register such securities for sale under the Securities Act. In addition, the holders have “piggy-back” registration rights to include their securities in other registration statements that we may file. Notwithstanding the foregoing, Jefferies Financial Group Inc. may not exercise its demand and “piggy-back” registration rights are five and seven years, respectively, after the effective date of the registration statement relating to our initial public offering and may not exercise its demand rights on more than one occasion. We will bear expenses incurred in connection with the filing of any such registration statements. We filed a registration statement on Form S-1 in January 2021, which is currently effective, registering (i) the issuance of 16,425,000 shares of Class A common stock issuable upon exercise of private placement and public warrants and (ii) the resale by certain holders of up to 42,596,458 shares of Class A common stock and up to 5,883,333 private placement warrants.

Tax Receivable Agreement

In connection with the Business Combination Closing, we entered into a tax receivable agreement (the “Tax Receivable Agreement”) with LF LLC. The Tax Receivable Agreement provides that we make payments to LF LLC in respect of 85% of the United States federal, state and local income tax savings allocable to us from Landcadia HoldCo and arising from certain transactions, including certain transactions contemplated under the Purchase Agreement and the exchange of LF LLC’s HoldCo Class B Units for shares of the Company’s Class A common stock, as determined on a “with and without basis” and for an early termination payment by us to LF LLC in the event of a termination with a majority vote of disinterested directions, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities.

Assuming no exchange of LF LLC’s HoldCo Class B Units pursuant to the A&R HoldCo LLC Agreement, the estimated liability under the Tax Receivable Agreement is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Payments for such liability will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia HoldCo. The Tax Receivable Agreement payments will commence in the year following our ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, such as a change of control. Based upon certain assumptions, it is estimated that such early termination payment could amount to approximately $257.4 million. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, we may be required to fund such early termination payments from other sources and there can be no assurances that we will be able to finance such obligations in a manner that does not adversely affect its working capital or financial conditions.

A&R LLC Agreement of Landcadia HoldCo

We, Landcadia HoldCo and LF LLC entered into the A&R HoldCo LLC Agreement in connection with the Business Combination Closing. The A&R HoldCo LLC Agreement provides, among other things, that beginning 180 days after the Business Combination Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of Class B common stock) for either one share of Class A common stock or, or at the election of the Company, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of Class A common stock. The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of Class B common stock to LF LLC in consideration of payments to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note (as defined below), with such payments and equity issuances being treated as capital transactions for accounting purposes. The additional HoldCo LLC Class B Units will be issued at the then-current market price of Class A common stock calculated as set forth in the A&R HoldCo LLC Agreement. On April 5, 2021, LF LLC subsequently received 143,550 additional HoldCo Class B Units and the equivalent number of shares of Class B common stock in consideration of such payments.

Sponsor Forfeiture and Call-Option Agreement

In connection with the execution of the Purchase Agreement, on June 28, 2020, we entered into a forfeiture and call-option agreement with one of our sponsors, Jefferies Financial Group Inc. Pursuant to this agreement, at the Business Combination Closing, Jefferies Financial Group Inc. forfeited two thirds (or 2,543,750) of its founder shares. In addition, following the Business Combination Closing, Jefferies Financial Group Inc. granted to the Company an option to repurchase any of the private placement warrants held by Jefferies Financial Group, to the extent that Jefferies Financial Group wishes to exercise or sell such warrants and subject to certain terms and conditions set forth in this forfeiture and call-option agreement.

Second A&R Intercompany Note

Concurrently with the Business Combination Closing, LF LLC and GNOG LLC entered into the Second Amended and Restated Intercompany Note (the “Second A&R Intercompany Note”) to continue to act as a guarantee to the Credit Agreement and provided for, among other things, (a) a reduction in the principal amount outstanding under the Amended and Restated Intercompany Note by $150.0 million, which reduction occurred at the Business Combination Closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, to be paid quarterly on the outstanding balance from day to day thereunder. The Second A&R Intercompany Note provides for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement. Following the Business Combination Closing, the debt under the Credit Agreement is secured by the Second A&R Intercompany Note and by a collateral assignment agreement from LF LLC to the lenders of a promissory note payable to LF LLC made by Golden Nugget, LLC, which effectively, but indirectly, provides pari passu security interest with the Golden Nugget, LLC senior secured credit facility.

A&R Trademark License Agreement

Concurrently with the Business Combination Closing, GNOG LLC, Golden Nugget, LLC and GNLV, LLC, a Nevada limited liability company which is a direct wholly-owned subsidiary of Golden Nugget, LLC, will amend and restate their trademark license agreement (the “A&R Trademark License Agreement”). Pursuant to the original trademark license agreement (the “Trademark License Agreement”), GNLV, LLC has granted to GNOG LLC an exclusive license to use certain “Golden Nugget” trademarks (and other trademarks related to GNOG LLC’s business) in connection with operating online real money casino gambling and sports wagering in the U.S. and any of its territories, subject to certain restrictions. The A&R Trademark License Agreement replaces a five-year period renewal option with a twenty-year term that commenced on December 29, 2020, the date of the Business Combination Closing. During the term of the agreement, GNOG LLC has agreed to pay Golden Nugget a monthly royalty payment equal to 3% of Net Gaming Revenue (as defined in the Trademark License Agreement). In addition, the A&R Trademark License Agreement provides that upon the tenth and fifteenth anniversary of the effective date of the Trademark License Agreement, the monthly royalty amount payable to GNLV, LLC will be adjusted to equal the greater of (i) 3% of Net Gaming Revenue and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).

While the trademarks licensed under the A&R Trademark License Agreement generally will be exclusively licensed to GNOG LLC, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) GNOG LLC is unwilling, unable or otherwise fails to pursue such market or opportunity, Golden Nugget, LLC will be permitted to pursue such market or opportunity and utilize the trademarks covered by the A&R Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the A&R Trademark License Agreement will restrict GNOG LLC (or Golden Nugget, LLC) from owning or operating an online-based casino using marks that are not covered by the Trademark License Agreement.

A&R Online Gaming Operations Agreement

In connection with the Business Combination Closing, GNOG LLC and Golden Nugget Atlantic City, LLC, a New Jersey limited liability company and indirect wholly-owned subsidiary of Golden Nugget, LLC, entered into an amended and restated online gaming operations agreement (the “A&R Online Gaming Operations Agreement”). Pursuant to the A&R Online Gaming Operations Agreement, Golden Nugget Atlantic City, LLC granted GNOG LLC the right to host, manage, control, operate, support and administer, under Golden Nugget Atlantic City, LLC’s land-based casino operating licenses, the Golden Nugget-branded online gaming business, live dealer studio in New Jersey and the third-party operators. In addition, GNOG LLC is responsible for managing, administering and operating its online gaming business and providing services to Golden Nugget Atlantic City, LLC in connection with the management and administration of certain platform agreements, and Golden Nugget Atlantic City, LLC is required to provide certain operational and infrastructure services to GNOG LLC in connection with its New Jersey operations. GNOG LLC is also obligated to reimburse Golden Nugget Atlantic City, LLC for certain expenses incurred by Golden Nugget Atlantic City, LLC in connection with the New Jersey online gaming business, such as New Jersey licensing costs, regulatory fees, certain gaming taxes and other expenses incurred by Golden Nugget Atlantic City, LLC directly in connection with GNOG LLC’s operations in New Jersey. The A&R Online Gaming Operations Agreement has a term of five years, commencing from April 2020, and is renewable by GNOG LLC for an additional five-year term. Among other things, the A&R Online Gaming Operations Agreement also provides for (a) minimum performance standards under which GNOG LLC is required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations).

Services Agreement

In connection with the Business Combination Closing, GNOG LLC and Golden Nugget, LLC terminated their prior shared services agreement and entered into a new services agreement to provide for the performance of certain services from and after the Business Combination Closing. Pursuant to the services agreement entered into at the Business Combination Closing (the “Services Agreement”), Golden Nugget Atlantic City, LLC and Golden Nugget, LLC have agreed to provide certain services and facilities, including payroll, accounting, financial planning and other agreed upon services, to GNOG LLC from time to time, and GNOG LLC has agreed to provide continued management, consulting and administrative services to Golden Nugget’s applicable subsidiary in connection with retail sports wagering conducted and such subsidiary’s brick-and-mortar casino. Under the Services Agreement, each party is responsible for its own expenses and the employer of any shared employee is responsible for such shared employee’s total compensation. GNOG LLC is also obligated to reimburse the party providing the service or facilities at cost. In addition, at the Business Combination Closing, GNOG LLC entered into certain leases (as described below) with Golden Nugget, Golden Nugget Atlantic City, LLC and/or their respective affiliates for the use of certain office space in Atlantic City, New Jersey, and Houston, Texas.

Lease Agreements

In connection with the Business Combination Closing, GNOG LLC entered into office leases with Golden Nugget Atlantic City, LLC and Golden Nugget, LLC respectively, or their respective affiliates (collectively, the “Office Leases”). The Office Leases provide for annual rent payments of $88,120 for the office space leased in Houston, Texas and $24,252 for the office space leased in Atlantic City, New Jersey, subject to an increase of 10% for any renewal term and market rent increases in the event that GNOG LLC requires the use of additional office space during the term thereof. However, any amounts actually paid by GNOG LLC under the Trademark License Agreement and the A&R Online Gaming Operations Agreement will be credited against GNOG LLC’s rent obligations under the Office Leases. Each Office Lease will have a term of five years. In connection with any renewal of the term of the A&R Online Gaming Operations Agreement, GNOG LLC has an option to renew each Office Lease for the lesser of (i) five years or (ii) the length of the renewed term of the A&R Online Gaming Operations Agreement. Each Office Lease may be terminated by GNOG LLC or the respective landlord upon six months’ notice.

Related Party Transactions Policy

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on Nasdaq. Under the policy:

•	any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by the Audit Committee or by the disinterested members of the Board (the “Approving Body”); and

•	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee, if any, or the Board for its approval (upon the recommendation of the Compensation Committee, if any).

Under the policy, a “related party transaction” means, among other things, any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the review and approval or ratification of a related person transaction:

•	management must disclose to the Approving Body the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount of the related person’s direct or indirect interest in the transaction, and all the material information regarding the related person transaction or the related person in the context of the transaction;

•	management must advise the Approving Body as to whether the related person transaction complies with the terms of our agreements (including any agreements governing our material outstanding indebtedness) that limit or restrict our ability to enter into a related person transaction;

•	management must advise the Approving Body as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act, or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with the Securities Act, the Exchange Act and related rules; and

•	management must advise the Approving Body as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Approving Body, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC, Nasdaq and the Code of Conduct.

Delinquent Section 16(A) Reports

Section 16(a) of the Exchange Act requires a company’s executive officers, directors, chief accounting officer and persons who beneficially own more than 10% of the company’s common stock (“10% owners”) to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of such reports filed with the SEC, our internal records and written representations from our executive officers and directors, we believe that our 10% owners and our executive officers and directors complied with all Section 16(a) filing requirements during Fiscal 2020, except for Jefferies Financial Group, Inc., which did not timely file a Form 3 reporting that it became a 10% owner on December 29, 2020 in connection with the Business Combination Closing and later timely reported the holding on Form 5. As of the Record Date, to the Company’s knowledge, Jefferies Financial Group, Inc. ceased to own 10% of our outstanding common stock.

Stockholder Proposals for 2022 Annual Meeting OF STOCKHOLDERS

If any stockholder wishes to propose a matter for consideration at our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) under Rule 14a-8 under the Exchange Act, the proposal must be received by our Corporate Secretary at our principal executive offices (Golden Nugget Online Gaming, Inc., 1510 West Loop South, Houston, Texas 77027) by December 31, 2021.

Separately, our bylaws permit stockholders to nominate directors and present other business for consideration at an annual meeting of stockholders. To make a director nomination or present other business for consideration at the 2022 Annual Meeting, you must submit a notice in accordance with the timing and information requirements of our bylaws. To be timely, a stockholder’s notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 10, 2022 and not later than March 12, 2022. If the 2022 Annual Meeting occurs more than 30 days before or more than 60 days after the anniversary date of this year’s Annual Meeting, such notice by the stockholder must be so delivered no earlier than the 120th day prior to the 2022 Annual Meeting and not later than (i) the 90th day prior to the 2022 Annual Meeting and (ii) the 10th day following the day on which we first publicly announce the date of the 2022 Annual Meeting.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting the Corporate Secretary, 1510 West Loop South, Houston, Texas 77027.

Other Business

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

/s/ MICHAEL HARWELL

MICHAEL HARWELL
Chief Financial Officer

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our “Investor Relations” website (www.gnoginc.com) and click on “Corporate Governance: SEC Filings.” Copies of our Annual Report on Form 10-K for the year ended December 31, 2020, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Michael Harwell, Chief Financial Officer

Golden Nugget Online Gaming, Inc.

1510 West Loop South
Houston, Texas 77027

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Standard Time on June 9, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GNOG2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Standard Time on June 9, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxies must be received no later than June 9, 2021. GOLDEN NUGGET ONLINE GAMING, INC. 1510 WEST LOOP SOUTH HOUSTON, TEXAS 77029 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D53721-Z80234 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. GOLDEN NUGGET ONLINE GAMING, INC. Annual Meeting of Stockholders The Board of Directors recommends you vote “FOR” Proposals 1 and 2: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of six director nominees Nominees: To be elected for terms expiring in 2022: 01) Tilman J. Fertitta 02) Richard H. Liem 03) Steven L. Scheinthal 04) Michael S. Chadwick 05) G. Michael Stevens 06) Scott Kelly For Against Abstain ! ! ! 2. Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for 2021. NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D53722-Z80234 Golden Nugget Online Gaming, Inc. Annual Meeting of Stockholders For Stockholders of Record on April 13, 2021 TIME: Thursday, June 10, 2021 11:00 AM, Central Standard Time PLACE: Annual Meeting to be held live via the Internet - please visit www.virtualshareholdermeeting.com/GNOG2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOLDEN NUGGET ONLINE GAMING, INC. The undersigned hereby appoints Tilman J. Fertitta and Michael Harwell, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of the Company held of record by the undersigned and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held live via the Internet at www.virtualshareholdermeeting.com/GNOG2021 on June 10, 2021 at 11:00 AM Central Standard Time, or adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders and related Proxy Statement and revokes any proxies heretofore given to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be marked, dated and signed, on the other side)